UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 26, 2007

SMALL WORLD KIDS, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230
(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On January 26, 2007, Small World Kids, Inc., a Nevada corporation (the “Company”) entered into an Omnibus Amendment No.1 with Laurus Master Funds, Ltd. (“Laurus”) that (a) amended the Overadvance Side Letter dated October 19, 2006 by extending the maturity of the Overadvance of up to $1,500,000 from October 19, 2007 to February 28, 2008 and (b) amended the Security Agreement dated February 28, 2006 by increasing the Concentration Limits for accounts on standard terms from 15% to 32.5% and deleting the requirements in the Security Agreement for the listing of the Company’s shares on the NASDAQ, OTC Bulletin Board or other Principal Market and for the timely filing with the SEC of all reports required to be filed pursuant to the Exchange Act.

On January 26, 2007, the Company also entered into the Second Amendment to Registration Rights Agreement with Laurus, that amended the Registration Rights Agreement dated February 28, 2006 by deleting the requirement to file a Registration Statement. No default is incurred or penalties are owed if the Registration statement that was originally filed on June 15, 2006 and amended by Amendment No. 1 to the Registration Statement filed on October 4, 2006 is withdrawn.

Item 3.02.      Unregistered Sales of Equity Securities

On January 26, 2007, the Company issued a Warrant to purchase an aggregate of 685,185 shares at an exercise price of $.01 per share to Laurus. The Warrant was issued in connection with the extension of the maturity of the Overadvance to February 28, 2008 and the increase of the Concentration Limits on standard terms from 15% to 32.5%.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1	Omnibus Amendment No. 1, dated as of January 26, 2007 by and between Small World Kids, Inc. and Small World Toys, Inc. and Laurus Master Fund, Ltd.

4.2	Second Amendment to Registration Rights Agreement, dated as of January 26, 2007 by and between Small World Kids, Inc. and Small World Toys, Inc. and Laurus Master Fund, Ltd.

4.3	Common Stock Purchase Warrant Agreement dated as of January 26, 2007 by and between Small World Kids, Inc. and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: January 30, 2007	By:	/s/ Debra Fine
Name: Debra Fine
Title: President and Chief Executive Officer